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                                EXHIBIT 10.2(a)



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                             COMPENSATION AGREEMENT

     THIS AGREEMENT made and entered into this 2nd day of May, 1995, by and between ONASCO COMPANIES, INC., a Utah corporation ("Onasco"), of 1787 East Ft. Union Blvd., #106, Salt Lake City, Utah 84121, and M. E. Ratliff (the "Consultant").

                                  WITNESSETH:

     WHEREAS, the Consultant has provided substantial services for the benefit of Onasco in connection with its contemplated acquisition of certain assets from Industrial Resources, Corporation, a Kentucky corporation ("IRC"); and

     WHEREAS, Onasco desires to compensate the Consultant for his efforts on behalf of Onasco estimated to be of a value of $21,500, which shall include all expenses incurred by the Consultant or paid by him for and on behalf of Onasco which were in any way related to the acquisition of these assets;

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and other good and valuable consideration, and the covenants and conditions contained herein, the parties hereto hereby agree as follows, to-wit:

     1. This Compensation Agreement shall contain the entire agreement between the parties and may not be altered or amended except in writing signed by Onasco and the Consultant.

     2. Both Onasco and the Consultant intend that this Compensation Agreement shall be construed as the "Compensation Agreement" contemplated by Rule 701 of the Securities and Exchange Commission.

     3. Onasco shall, upon execution hereof issue to the Consultant 215,000 "unregistered" and "restricted" post-split shares of common stock of Onasco for $21,500 compensation of the Consultant and for all services, expenses and payments made for and on behalf of Onasco to date, regarding the acquisition of assets from IRC.

     4. By execution hereof and acceptance of the shares set forth above, the Consultant releases Onasco and holds Onasco harmless and agrees to indemnify Onasco from any and all claims, demands, expenses and liabilities for any such services, costs or expenses incurred for or on behalf of Onasco prior to the date hereof, related to the acquisition of assets from IRC.

     5. This Compensation Agreement shall be construed in accordance with the laws of the State of Utah.




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     IN WITNESS WHEREOF, the parties have set their hands and seals the date set forth above.

                                               ONASCO COMPANIES, INC.


                                               By /s/ Jeff D. Jenson
                                               ----------------------
                                               Jeffrey D. Jenson
                                               President


                                               /s/ M. E. Ratliff
                                               -----------------
                                               M. E. Ratliff

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